                                                      July 1, 1996


                          CO-OP MANUFACTURING MARKETING PROGRAM

MANUFACTURER                                       NAME OF LEASING COMPANY (label)
- ---------------------------------------------      --------------------------------------
1   Aggregates Equipment, Inc.                     #  AEI Financial Group
2   Alfred Karcher, Inc.                           #  Karcher Acceptance
3   Americ Corporation                             #  Americ Financial
4   Ametek, Process & Analytical Instruments          Walnut Equipment Leasing Co., Inc.
5   Anchor Audio Inc.                              #  Anchor Audio Leasing
6   Armatics, Inc.                                    Walnut Equipment Leasing Co., Inc.
7   Astro-Med Inc.                                    Walnut Equipment Leasing Co., Inc.
8   Bank Systems & Equipment Corp. (Basecorp)      #  Basecorp Leasing
9   Biofit Engineered Seating                      #  Bio-Lease
10  Bird Bath, Inc.                                #  Clayton Leasing
11  Biro Manufacturing Company                     #  Biro Financial
12  Bogen Communications, Inc.                     #  BCI Leasing
13  Burns Chemical Systems, Inc.                   #  BCS Leasing
14  Chemical Leaman Tank Lines Inc.                   Walnut Equipment Leasing Co., Inc.
15  Clayton Associates, Inc.                       #  Clayton Leasing
16  Complete Pride Beverages Inc.                  #  Complete Pride Leasing Company









                                                    1-5


                          CO-OP MANUFACTURING MARKETING PROGRAM

MANUFACTURER                                       NAME OF LEASING COMPANY (label)
- ---------------------------------------------      --------------------------------------
17  Comstock-Castle Stove Company                  #  Castle Financial
18  Datatech-Mailing Equipment                        Walnut Equipment Leasing Co., Inc.
19  Datatech-Shredders                                Walnut Equipment Leasing Co., Inc.
20  DCM Tech Inc.                                     Walnut Equipment Leasing Co., Inc.
21  Electric EEL Manufacturing Co.                 #  Electric Eel Credit
22  Embedded Performance Inc.                      #  Embedded Performance Leasing Company
23  Empire Abrasive Equipment Corp.                   Walnut Equipment Leasing Co., Inc.
24  ESAB Group Inc. (Linde Air)                    #  ESAB Leasing
25  Fein Power Tools, Inc.                            Walnut Equipment Leasing Co., Inc.
26  Garland Commercial Industries, Inc.               Walnut Equipment Leasing Co., Inc.
27  General Floorcraft, Inc.                       #  General Floorcraft Financial
28  Glasco/Crane National Vendors                     Walnut Equipment Leasing Co., Inc.
29  Grazer Equipment Corp.                         #  Grazer Leasing Company
30  Henges Manufacturing, Inc.                     #  Henges Leasing Program
31  Honeywell Environmental Air Control Inc.          Walnut Equipment Leasing Co., Inc.
32  Hotpack Corporation (Reg. Reps)                   Walnut Equipment Leasing Co., Inc.
33  Hotpack Corporation (Electronic Reps)             Walnut Equipment Leasing Co., Inc.













                                                    2-5


                          CO-OP MANUFACTURING MARKETING PROGRAM

MANUFACTURER                                       NAME OF LEASING COMPANY (label)
- ---------------------------------------------      --------------------------------------
34  Hotsy Corp., The                                #  Rocky Mountain Leasing Company
35  Ingersoll Equipment Corp.                       #  Ingersoll Equipment Leasing Company
36  Insinger Machine Company                           Walnut Equipment Leasing Co., Inc.
37  Instek Corporation#                                Instek Leasing Company
38  Jackson Machine Sales Co., Inc.                 #  Performance Lease Service Company
39  JCB Inc.                                           Walnut Equipment Leasing Co., Inc.
40  Kiefer Built, Inc./Kargo King                   #  The Leasing Company
41  Kwik-Weigh, Inc.                                #  Kwik-Weigh Leasing
42  Land Infred (Div of Land Instr Intl Inc)        #  The Leasing Company
43  Mastercraft Industries, Inc.                    #  Mastercraft Leasing
44  Matheson Gas Products                              Walnut Equipment Leasing
45  Metrotech                                       #  Metrotech Instrument Leasing Co.
46  Moyer Diebel                                    #  M.D. Leasing Company
47  Original Saw Company, The                          Walnut Equipment Leasing Co., Inc.
48  Pacific Steamex Cleaning Systems, Inc.          #  Pacific Steamex Financial
49  Pflow Industries Inc.                           #  Pflow Leasing Co.
50  Planisol Inc.                                   #  Environmental Services Leasing Co.













                                                        3-5


                          CO-OP MANUFACTURING MARKETING PROGRAM

MANUFACTURER                                       NAME OF LEASING COMPANY (label)
- ---------------------------------------------      --------------------------------------
51  Poly Grower Greenhouse Co.                      #  Poly Grower Leasing
52  Powermatic                                         Walnut Equipment Leasing Co., Inc.
53  Promax Industries Inc.                          #  Promax/Amprobe Equipment Leasing
54  Pullman/Holt Company                            #  Pullman/Holt Leasing
55  Relm Communication Inc.                         #  T R L C
56  SpectraFAX Corp.                                #  SpectraFAX Acceptance
57  Streamfeeder                                    #  Springbrook Leasing
58  Taylor-Dunn                                     #  Taylor Dunn Leasing
59  TEC America Inc.                                #  TEC America Leasing
60  Technitrol Inc.                                    Walnut Equipment Leasing Co., Inc.
61  Thatcher Mfg. Co. Ltd.                          #  Thatcher Financial
62  Tif Instruments, Inc.                           #  Tif Instruments Financial Group
63  T-M Vacuum Products, Inc.                       #  The Leasing Company
64  Trailmate Inc.                                  #  Trailmate Leasing
65  TSI Incorporated                                #  TSI Leasing
66  Uniden America Corp. (Cordless Phones)          #  The Leasing Company
67  Uniflow Manufacturing Company                   #  Kold-Draft Acceptance










                                                        4-5



                          CO-OP MANUFACTURING MARKETING PROGRAM

MANUFACTURER                                       NAME OF LEASING COMPANY (label)
- -----------------------------------                -----------------------------------
68  U.N.X. Incorporated                            #  U.N.X. Leasing
69  Valplast International Corporation             #  Valplast Leasing
70  Varitronics Systems Inc.                          Walnut Equipment Leasing Co., Inc.
71  Vibra Screw Incorporated                          Walnut Equipment Leasing Co., Inc.
72  Virtis Company, The                               Walnut Equipment Leasing Co., Inc.
73  Walter A. Schmidt Inc.                         #  W.A. Schmidt Leasing Co.
74  Wavetek Corporation                               Walnut Equipment Leasing Co., Inc.
75  Wells Cargo Inc.                               #  Wells Cargo Financial


















#  DENOTES "PRIVATE LABEL" LEASING COMPANIES







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